GARDEN VIEW
PROFESSIONAL
CENTER

Lease Cover Page

Landlord:	Garden View Professional Center, LLC

Address:	c/o CMC, Inc. P.O. Box 636 Vista, CA 92085

Tenant:	Western Pacific Bancorp, Inc.

Leased Premises:	499 N. El Camino Real Suite C-100 Encinitas, CA 92024-1302

The Garden View Professional Building
499 North El Camino Real, Encinitas, CA 92024

TABLE OF CONTENTS

Article 1	LEASE OF PREMISES	3
Article 2	DEFINITIONS	3-4
Article 3	EXHIBITS AND ADDENDA	4
Article 4	DELIVERY OF POSSESSION	4
Article 5	RENT	4-5
Article 6	INTEREST AND LATE CHARGES; RETURNED CHECKS	5
Article 7	SECURITY DEPOSIT	5
Article 8	TENANT'S USE OF THE PREMISES	5-6
Article 9	SERVICES AND UTILITIES	6
Article 10	CONDITION OF THE PREMISES	6-7
Article 11	CONSTRUCTION, REPAIRS AND MAINTENANCE	7
Article 12	ALTERATIONS AND ADDITIONS	7-8
Article 13	LEASEHOLD IMPROVEMENTS; TENANTS PROPERTY	8
Article 14	RULES AND REGULATIONS	8
Article 15	CERTAIN RIGHTS RESERVED BY LANDLORD	8-9
Article 16	ASSIGNMENT AND SUBLETTING	9
Article 17	HOLDING OVER	9-10
Article 18	SURRENDER OF PREMISES	10
Article 19	DESTRUCTION OR DAMAGE	10
Article 20	EMINENT DOMAIN	10-11
Article 21	INDEMNIFICATION	11
Article 22	TENANT'S INSURANCE	11-12
Article 23	WAIVER OF SUBROGATION	12
Article 24	SUBORDINATION AND ATTORNMENT	12
Article 25	TENANT ESTOPPEL CERTIFICATES	12
Article 26	TRANSFER OF LANDLORD'S INTEREST	12
Article 27	DEFAULT	13
Article 28	BROKERAGE FEES	13-14
Article 29	NOTICES	14
Article 30	GOVERNMENT ENERGY OR UTILITY CONTROLS	14
Article 31	QUIET ENJOYMENT	14
Article 32	OBSERVANCE OF LAW	14-15
Article 33	FORCE MAJEURE	15
Article 34	CURING TENANT’S DEFAULTS	15
Article 35	SIGN CONTROL	15
Arti-cle 36	RENTAL ADJUSTMENTS	15
Article 37	TAXES AND OPERATING COSTS
Article 38	UTILITIES AND SERVICES
Article 39	OPTIONS TO RENEW
Article 40	TENANT’S USE OF HAZARDOUS MATERIALS	16-17
Article 41	AUTHORITY	17
Article 42	RIGHT TO TERMINATE	17
Article 43	MISCELLANEOUS	17-18

Landlord	Landlord	Tenant	Tenant

The Garden View Professional Building
499 North El Camino Real
Encinitas, CA 92024

This lease between Garden View Professional Center, LLC (“Landlord”) and Western Pacific Bancorp, a California Banking Corporation (“Tenant”) is dated December 6, 2003.

1. LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.3) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A," and further described at Section 2 (1). The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

2. DEFINITIONS.

As used in this Lease, the following terms shall have the following meanings:

a. Base Rent (initial): $138,804.00 per year not including Tenant’s proportionate share of operating expenses. (Refer to Articles 5 and 37). This Base Rent is based on $2.70 per square foot times 4,284 rentable square feet times 12 months.

b. Base Year: The calendar year of 2004.

c. Broker(s): Charles D. Currey and Brian Lukacz, IPC Commercial Real Estate representing both parties (dual representation).

d. Rent Commencement Date: August 1, 2004, or as otherwise provided herein. The term of this Lease shall be from August 1, 2004 to July 31, 2009.

e. Common Areas: The building lobbies, common corridors and hallways, and parking areas, stairways, eleva-tors and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f. Expiration Date: July 31, 2009, unless extended as per option(s) to renew as defined in Paragraph 39.

g. Base Rent Adjustment: Each anniversary of the lease term commencing August 1, 2006.

h. Landlord's Mailing Address.

NOTICES	RENT PAYMENTS
Garden View Professional Center, llc.	Garden View Professional Center
C/o CMC, Inc.	c/o LaSalle Bank
P.O. Box 636	135 South LaSalle, Suite 1625
Vista, CA 92085	Chicago, IL 60603-4177

Tenant’s Mailing Address:	Western Pacific Bancorp
984 Carmen Court
San Marcos, CA 92069

i. Monthly Installments of Base Rent (initial): $11,567.00 per month not including operating expenses. This monthly installment is based on $2.70 per square foot times 4,284 rentable square feet.

j. Parking: Tenant shall be permitted to park cars on a non-exclusive only basis in surface parking facilities which comprise a portion of the plaza as set forth on the site plan, which is attached as Exhibit “B”. Tenant shall abide by the other reasonable parking regulations and rules set forth in Section 1.2 of Exhibit “D”.

Tenant shall be entitled to six (6) exclusive parking spaces, as shown on Exhibit “B”.

All of Tenant's employees shall park in the rear of the parking lot to make customer parking more convenient to all tenants of The Garden View Professional Building. It is Tenant's responsibility to notify, inform and instruct its employees in this regard.

k. Premises: That portion of the Building, as defined in rentable Section 2m, containing approximately 4,284 square feet of Rentable Area (4,156 square feet useable), shown by diagonal lines on Exhibit "A," located in Building C, first floor and known as Suite C-100. Rentable space includes 61 square feet of the front lobby and 67 square feet of the rear lobby area directly behind the rear exit of the space, which is required by the Fire Department for emergency exiting.

Landlord	Landlord	Tenant	Tenant

l. Project: The building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property"), consisting of 32,949 square feet of gross building area, located at 499 North El Camino Real, Encinitas, CA 92024, and further described in Exhibit "B". The Project is known as The Garden View Professional Building.

m. Rentable Area: Rentable area includes the useable space and a prorata share of common area determined by actual BOMA calculations of the rentable space and the useable space. The useable space is the area in the suite exclusive of the prorata portion of the common area.

n. Security Deposit: $11,567.00. See Paragraph 7.

o. State: the State of California.

p. Tenant's First Adjustment Date (Section 5.2): August 1, 2005

q. Tenant's Proportionate Share: Such share is a frac-tion, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of three (3) building(s) containing a total Rentable Area of 31,144 square feet.

r. Tenant's Use Clause (Article 8): Tenant shall use the Premises for the operation a commercial bank to include retail banking, investment services and any and all related administrative services. Tenant may have a night depository in the eastern wall of the conference room as well as an ATM location as shown on attached Exhibit ‘I’. Tenant shall be responsible for all costs to put its depository in the wall of the building, subject to approval of the Landlord and the City of Encinitas. Landlord will remove the planter area and provide an open dirt pad for Tenant to pour the foundation to accommodate its ATM machine as shown in Exhibit “I”. Tenant shall be responsible to bring required services to the pad including electric, phone or vacuum tube lines to the Premises.

s. Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3. EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a.	Exhibit "A"- Floor Plan showing the Premises.
b.	Exhibit "B"- Site Plan of the Project.
Exhibit "B-1"- Parking.
d.	Exhibit "D"- Rules and Regulations.
e.	Exhibit “E” - Signage.
f.	Exhibit “F” - Estimated Operating Expenses.
g.	Exhibit “G’ - Hazardous Materials
h.	Exhibit “H” - Tenant Information & Management Information
i.	Exhibit “I” - ATM Location.

4. DELIVERY AND POSSESSION.

Landlord will deliver the Premises to Tenant on August 1, 2004, or sooner based upon the vacation of the Premises by the existing Tenant whose lease expires July 31, 2004 and Tenant may install its Tenant Improvements and fixtures any time after that date.

5. RENT.

5.1. Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis, calculated on the basis of a thirty (30) day month. Tenant shall pay Landlord base rent in the amount of $11,567.00 on or before May 1, 2004 and $11,567.00 on or before June 1, 2004 for a total prepaidbase rent of $23,134.00, which shall be applied to the months of October, 2004 and November, 2004.

5.2. Adjusted Base Rent. The Base Rent of $138,804.00 per year (and the corresponding Monthly Installments of Base Rent) set forth at Section 2a shall be adjusted annually (the "Adjustment Date"), commencing on Tenant's First Adjustment Date (See Article 36). Adjustments will be based at a rate of three percent (3.0%) per year. Upon lease execution, Landlord shall prepare a schedule of rents for the lease term and the option term for the purpose of establishing future base rental rates.

Landlord	Landlord	Tenant	Tenant

5.3. Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

5.4. Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restric-tions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.5. Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonable attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross re-ceipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premis-es. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6. INTEREST AND LATE CHARGES; RETURNED CHECKS.

Tenant acknowledges that the late payment of any Monthly Install-ment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collec-tion costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenants shall pay Landlord a late charge equal to eight percent (8%) of such in-stallment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpay-ment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. In the event Tenant’s rent check is not honored by Landlord’s bank and is returned to Landlord, Tenant shall pay a seventy-five dollar ($75.00) charge plus bank charges for each returned check.

7. SECURITY DEPOSIT. Simultaneously herewith, Tenant has deposited with Landlord the Security Deposit set forth at Section 2.0, as security for Tenant’s faithful performance of its obligations under this lease. If the monthly Base Rent shall, from time to time, increase during the term of this lease, Tenant shall, every two (2) years on the anniversary of the lease, deposit with the Landlord additional money as a Security Deposit so that the total amount of the Security Deposit held by Landlord shall bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in Article 2.a. of the lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

8. TENANT'S USE OF THE PREMISES.

Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. Tenant shall obtain proper permits from the City of Encinitas, the Fire Department, and any other government agencies to operate its business at this location. In the event any of these agencies require building modifications to adapt the building to Tenant’s current or future use, Tenant agrees to make such modifications at Tenant’s sole expense. A judgment of any court of competent jurisdiction or the admis-sion by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or

Landlord	Landlord	Tenant	Tenant

Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provi-sions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant agrees to conduct its business in a manner that will not be objectionable to other tenants in the buildings, including noise, vibration, odor or fumes. In the event Landlord receives com-plaints from other tenants and determines in its sole reason-able judgment that Tenant is conducting its operations in a manner so as to be objectionable to other tenants, Tenant agrees, upon notice from Landlord thereof, to promptly modify the conduct of its operations to eliminate such objectionable operations.

9. SERVICES AND UTILITIES.

Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to the Rules and Regulations of the Building or Project, water, and electricity for normal desk top office equipment and normal copying equipment, and heating, ventilation and air conditioning ("HVAC") as required in Land-lord's judgment for the comfortable use and occupancy of the Premises. Landlord shall maintain and keep lighted the common stairs, common entries and restrooms of the building. Land-lord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or inter-ruption of use of any equipment in connection with the furnishing of any of the forego-ing services by the utility company or as to which Landlord is not otherwise liable under the lease, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condi-tion or event beyond the reason-able control of Landlord, (iii) the limitation, curtailment or ration-ing of, or restric-tions on, use of water, electricity, gas or any other form of energy serving, the Premis-es, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occur-ring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the tempera-ture otherwise maintained by the HVAC system, Landlord reserves the right to install supplemen-tary air condi-tioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall have its own electric meter and shall be solely responsible for all costs of electricity furnished by Landlord for their use.

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limita-tion, elec-tronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of Premises as general office space, as determined by Land-lord.

Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of Premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be estab-lished by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish lighting replacement for exterior building standard lights, window washing and common area janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10. CONDITION OF THE PREMISES.

a. Structural Items and Government Regulations.

Landlord shall insure, upon lease commencement, that the Premises comply with all governmental regulations and building codes, including, without limitation, fire and sprinkler system and ADA requirements. Tenant shall be responsible for any ADA upgrades that are specifically related to its use of the Premises. The structural portions of the Premises, including the foundation and roof, shall be in good condition during the lease term.

b. Possession of Premises by Tenant as Evidence of Condition of Premises.

Landlord	Landlord	Tenant	Tenant

Except as set forth in the provisions of Section 10. a. above, Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (includ-ing, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE.

a. Landlord's Obligations.

The structural portions of the Leased Premises, the foundations, roof, exterior portions of the outside walls, gutters and down spouts of the leased Premises shall be maintained by Landlord, except when the conditions requiring such repairs shall result from Tenant's acts or the faults of Tenant, its officers, agents or employees. If Tenant refuses or neglects to make repairs or replacements as required under this Article, Landlord may make such repairs, and upon completion thereof, Tenant shall forthwith pay as additional rent Landlord's costs for making such repairs or replacements.

b. Tenant's Obligations.

(1) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches, fixtures, and HVAC systems, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

(2) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13)in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contrac-tors, employees or invitees except for outside lighting replace-ments and window wash-ing.

(3) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to maintain the Premises. If Tenant fails to properly commence such work within sixty (60) days after notice, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reason-ably required to perform such work. Any amounts so expended by Landlord shall be paid by Tenant within thirty (30) days. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

c. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d. Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

e. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

g. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant's expense.

Landlord	Landlord	Tenant	Tenant

12. ALTERATIONS AND ADDITIONS.

a. Following completion of the initial leasehold improvements, tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improve-ments upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion.

b. Tenant shall pay the costs of any work done on the Premises pursuant to Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (1 & 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

d. Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Terms; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13. LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal. Landlord and Tenant agree that modular working areas and modular cabinets put in at expense of the Tenant are Tenant's sole property and can be removed as long as the premises are returned to "as is" condition upon move-in date.

14. RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifi-ca-tions thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15. CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant's use or possession of the Premises:

a. To name the Building and Project and to change the name or street address of the Building or Project;

Landlord	Landlord	Tenant	Tenant

b. To install and maintain all signs on the exterior and interior of the Building and Project; except that Tenant shall be allowed to purchase, install, and maintain its standard district office sign with the prior approval of the Landlord which shall not be unreasonably withheld;

c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building, and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16. ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

a. Tenant shall not, without the prior written consent of Land-lord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the forego-ing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

(1) Landlord shall have the right to approve such Proposed assignee or subtenant, which approval shall not be unreasonably withheld;

(2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

(3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an execut-ed counterpart of such assignment or sublease has been delivered to Landlord;

(4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

(5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominat-ed under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connec-tion with such assignment or subletting, shall be paid to Landlord as additional rent under this lease without affecting or reducing any other obligations of Tenant hereunder.

c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extend-ing any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

d. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Land-lord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assign-

Landlord	Landlord	Tenant	Tenant

ment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Land-lord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtain-ing its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

e. (Not Applicable)

17. HOLDING OVER.

If after expiration of the Term, or any subsequent exercised option period, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provi-sions of this Lease (except as to term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred percent (100%) of the Monthly Install-ments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

18. SURRENDER OF PREMISES.

a. Tenant shall peaceably surrender the Premises to Landlord at the termination of its possession of the Premises of this lease on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the above referenced Termination Date and promptly repair all damage to the Premises or Building caused by such removal.

b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date of the original term or any option period thereafter Tenant shall surrender all keys to the Premises upon termination of Tenant's possession.

19. DESTRUCTION OR DAMAGE.

a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements, or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within ninety (90) days and render the premises operational within sixty (60) days. If Landlord determines that repairs can be completed within ninety (90) days and render the premises operational within sixty (60) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or in-vitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

b. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days and render the premises operational within sixty (60) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within one hundred twenty (120) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

e. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

Landlord	Landlord	Tenant	Tenant

20. EMINENT DOMAIN.

a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

c. In the event of a partial taking of the Premises which does not result in a termination of this lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

21. INDEMNIFICATION.

a. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant's use of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises except for damage or injury caused by the negligence of Landlord.

b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources except for injury or damage caused by Landlord's negligence. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22. TENANT'S INSURANCE.

a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contribut-ing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subroga-tion against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

Landlord	Landlord	Tenant	Tenant

b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

d. Not less than every three (3) years during the Term, Land-lord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

23. WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24. SUBORDINATION AND ATTORNMENT.

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term and any option period thereafter which Tenant may exercise. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease subordinated prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25. TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

Landlord	Landlord	Tenant	Tenant

26. TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premis-es, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT.

27.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a. If Tenant abandons or vacates the Premises; or

b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

d. If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

27.2 Remedies. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

a. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

c. Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry to retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Landlord	Landlord	Tenant	Tenant

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from tenant the following:

1. Past Rent. The worth at the time of the award of any unpaid rent which had been earned at the time of termination; plus

2. Rent Prior to Award: The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that tenant proves could be reasonably avoided; plus

4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker's commissions.

"The worth at the time of the award" as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3. Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28. BROKERAGE FEES. Charles D. Currey and Brian Lukacz represent the Landlord and the Tenant in this transaction and shall be paid fees as per separate agreement.

29. NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both

Landlord	Landlord	Tenant	Tenant

Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31. QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obliga-tions under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

32. OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, as its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

33. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other cause beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

34. CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefore.

35. SIGN CONTROL.

Landlord and Tenant shall agree on the signage which Tenant shall have at the Premises and on the property. The signage agreed upon shall be described in Exhibit “E” attached hereto. Tenant shall install Tenant’s signs at Tenant’s expense. All of the signage is subject to Sign Criteria Rules and Regulations determined by the City of Encinitas, and approval by the City of Encinitas, if required. Apart from the signage set forth in Exhibit “E”, Tenant shall not affix, paint, erect or inscribe any sign, lighting, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord, which shall not be unreasonably withheld. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord. All building signage shall be illuminated channel cut letters and Tenant shall maintain said sign lighting in operable condition. In the event the illumination does not work for more than three (3) at any time, Landlord shall have the right to repair the lighting at Tenant’s expense.

36. RENTAL ADJUSTMENTS.

Notwithstanding anything to the contrary set forth in Paragraph 5.2 of this lease, during the initial term of this Lease, the Basic Rent adjustment shall be limited to a three percent (3%) increase per year over the Base Rent for the immedi-ately preceding calendar year.

37. TAXES AND OPERATING COSTS.

(a) Landlord and Tenant acknowledge that this Lease is a "net lease" with respect to, but not limited to, all utilities, taxes, insurance, janitorial service and other operating costs and repairs on the Premises, Building and Property as specifically set forth herein and Landlord shall receive all rents and all payments hereunder that Tenant is required to make to Landlord free from any charges, assessments, impositions, expenses, deductions or offsets.

(b) Tenant shall pay its proportionate share of all real property taxes, city taxes, license fees and general and special assess-ments or taxes ("Taxes") levied and assessed against the Building, other improvements and land of the Property of which the Premises are a part. Tenant's proportionate share shall constitute additional rent and shall be the ratio of the total number of square feet occupied by Tenant to the total number of rentable square feet in the Building.

Landlord	Landlord	Tenant	Tenant

(c) Each year, Landlord shall notify Tenant of Landlord's calculation of Tenant's proportionate share of the real property taxes and together with such notice shall furnish Tenant with a copy of the tax bill. Tenant shall pay its proportionate share of the real property taxes monthly as a part of the common area billing as provided herein below. Tenant's liability to pay real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term at its commencement and expiration.

(d) Tenant shall pay to Landlord an amount estimated by Landlord to be Tenant's share of common area costs, as defined below, on the first day of each month after commencement of the term and continuing during the term. Tenant's proportionate share of common area costs shall constitute additional rent and shall be the ratio of the total number of square feet in the Building and the other improvements on the Property, which ratio is set forth hereinabove in Section 2.q and which shall continue as the ratio for the purposes of common area billing provided that Tenant leases no more space in the Building in addition to the square footage leased pursuant to the provisions of this lease. Common area costs that cover a period not within the term of this lease shall be prorated.

(e) Landlord can adjust the monthly common area charge up to thirty-five percent (35%) within one (1) accounting period (calendar year) on the basis of Landlord's reason-able antici-pated costs.

(f) Landlord shall furnish to Tenant a statement showing the total common area costs and Tenant's share of common area costs of the accounting period (a calendar year), within ninety (90) days after the end of each accounting period, covering the accounting period just ended.

(g) If Tenant's share of common area costs for the accounting period exceeds the payments made by Tenant, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of the statement. If Tenant's payments made during the accounting period exceed Tenant's share of common area cost, Landlord shall pay Tenant the excess at the time Landlord furnishes the state-ment to Tenant.

(h) Common area costs include, but are not limited to: Real property taxes and assessments; other taxes and assessments of any nature levied and assessed against the common areas or assessed against Landlord as a result of the common areas which are not otherwise provided for in this lease; all sums expended for the maintenance and operation of the common area, including but not limited to costs of resurfacing, painting, and restriping, and structural repair, cleaning, sweeping, construction and maintenance of refuse receptacles, planting and relandscaping, directional signs and other markers, car stops, lighting and other utilities; reasonable depreciation allowance of improvement; management expenses, maintenance and operation of the building and grounds, machinery and equipment used in connection with the common areas; premiums on public liability and property damage insurance; and other costs.

(i) Landlord may at its option pay the premiums for maintaining the insurance required by Section 22 hereinabove. Such insurance shall contain terms and provide coverages as required by Landlord. Tenant shall reimburse Landlord for Tenant's proportionate share of the premiums paid by Landlord and said proportionate share shall constitute additional rent. Tenant's proportionate share of the insurance premiums shall be based upon the ratio of the total number of rentable square feet in the Building and other improvements in which the Premises are located.

(j) Tenant shall pay as additional rent its prorata share thirteen point seventy-six percent (13.76%) in all triple net (NNN) charges for the building.

38. UTILITIES AND SERVICES.

38.1 Utilities and HVAC System Charges. Tenant shall pay for all utilities used by Tenant on the Premises from and after the date Tenant takes possession of Premises or Commencement Date, whichever is sooner. If any of Tenant's utilities and/or HVAC system are furnished by Landlord without separate metering, then during the Term Tenant shall pay as additional rent, monthly in advance, a utilities charge to reimburse Landlord for any such utilities furnished by Landlord to the Premises. This utilities charge shall, at Landlord's election, be established (a) by an estimate of usage made from time to time by Landlord or the appropriate utility company, and ini-tially based on Tenant's proposed use of the Premises, or (b) a percentage of such total utility Costs equal to a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the Rentable Area of the Building actually being furnished with utility service by Landlord at the time of billing. The utilities charge to Tenant hereunder for utilities furnished by Landlord shall be based on utility rates which do not exceed those charged by the local public utility company for services it would otherwise furnish directly to Tenant. If the Premises are not initially separately metered, Landlord shall have the right, at its expense, to install separate meters for the Premises at any time during the Term.

38.2 Failure to Pay. If Tenant fails to pay any amount due to Landlord hereunder within 10 days after receipt by Tenant of a bill therefor, Landlord may (in addition to all other rights and remedies provided herein for breach of this Lease and if permitted by law) cut off and discontinue, upon 5 days' advance notice to Tenant and opportunity to cure, any such utilities furnished to the Premises by Landlord until all such amounts are paid in full.

Landlord	Landlord	Tenant	Tenant

38.3 No Landlord Liability. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises, or operation of the HVAC system, if any. No such failure or interruption shall entitle Tenant to terminate this Lease or stop making any Rent or other payments due hereunder.

39. OPTION TO RENEW.

Tenant shall be granted three (3) three-year options to renew the lease by giving Landlord at least one hundred eighty (180) days prior written notice of its intent to exercise each option. The rent for the first year of the option period shall be at the rate of the last year of the initial lease term plus four percent (4%). The rate during the remaining years of the first option term shall increase annually by a fixed four percent (4%). The first year lease rates of the second and third option terms shall be adjusted to “market rates” with four percent (4%) increases in each subsequent year of each option. Market shall be defined as the average rent for comparable space in comparable buildings in a one-mile radius using at least three (3) lease comps and three (3) available spaces if available or if there is no vacant space, comparable rent will be based upon the average rent of four (4) lease transactions. For example, if there were three (3) comps at $3.00, $3.10 and $3.20 and the available suites at $3.00, $3.15, and $3.18, the rate would be the average of the six numbers or $3.11 per square foot. In the event Tenant does not agree with Landlord’s estimate of market rent, Tenant may propose a lower rent, but nothing shall obligate Landlord to accept Tenant’s rent if it is less than the rent as calculated by the formula.

40. TENANT'S USE OF HAZARDOUS MATERIAL. (See Exhibit “G”)

41. AUTHORITY.

Tenant represents and warrants that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease at the time of such execution.

42. RIGHT TO TERMINATE.

This lease is expressly contingent upon Tenant receiving a charter from the Federal Government for a Bank Charter. If and only if Tenant is unable to receive said charter on or before the commencement date of the lease, it shall have the unilateral right to terminate the lease. In the event of said termination, Landlord shall retain Tenant’s prepaid monies of $34,701.99 as liquidated damages to be applied against Landlord’s losses including brokerage commissions, loss of rents and debt service. In the event the Lease is terminated by Tenant for its failure to receive its charter, Tenant shall have no recourse or rights against Landlord for any reason.

43. MISCELLANEOUS.

a. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover reasonable attorneys' fees and costs, incurred on account of such action or proceeding.

c. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

d. Changes Requested by Lender. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such charge or amendment is requested.

e. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The venue shall be San Diego County Superior Court North County District.

f. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

Landlord	Landlord	Tenant	Tenant

g. Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenants shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

h. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

i. Execution of Lease, No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other Premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

j. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

k. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

l. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

m. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

n. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

o. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

p. Time of the Essence. Time is of the essence of this Lease.

q. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such de-fault.

r. Landlord represents that all equipment and services fur-nished by it under the lease are "year 2000 compliant" as to any computer operations connected with them, including the HVAC, security, parking and card access. Landlord shall correct within thirty (30) days any "year 2000" problems which may arise under the lease. If Landlord shall not correct the problem within thirty (30) days, Tenant shall have the right to correct the problem at Landlord's expense.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

Landlord	Landlord	Tenant	Tenant

The parties hereto have executed this Lease as of the dates set forth below.

LANDLORD		TENANT

Date:		Date:
Landlord:	Garden View Professional Center, LLC	Tenant:	Western Pacific Bancorp, Inc.

By:		By:
	Joseph C. Sanford		Michael S. Hahn
Title:	Managing Member	Title:	President / Organizer

Address:	c/o CMC, Inc. P.O. Box 636 Vista, CA 92085	Address:	499 North El Camino Real Suite C-100 Encinitas, CA 92024-1302

Phone:	760.727.5794	Phone:	760.798.9507

CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

Landlord	Landlord	Tenant	Tenant

EXHIBIT “A”
“Premises”

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EXHIBIT “B”
“Site Plan”

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EXHIBIT “C”
“Parking and Common Areas”

1.1 Demised Premises: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises described in Article 1.

1.2 Open Parking: Tenant shall be permitted to park standard size passenger automobiles specified in Article k of Section 2 on an unreserved monthly basis in the surface parking facilities which comprise a portion of the Plaza. (See site plan, Exhibit B.) Landlord may at any time in its sole discretion amend or modify Tenant's parking privileges as set out in site plan, Exhibit B hereof. Tenant agrees to abide by any and all parking regulations and rules as are or may at any time be established by Landlord or Landlord's parking operator including, but not limited to, requiring payment by Tenant to Landlord or Landlord's parking operator for any and all loss (including but not limited to loss of parking-entrance key cards, if any) or other damage caused by Tenant or Tenant's agents, servants, employees, or licensees occurring during or relating to the use of the parking privileges set forth herein. Landlord may refuse the parking privileges provided herein to any person who violates such regulations and rules, and upon any impound, garage at Tenant's cost. Parking spaces shall be solely for the accommodation of Tenant and Tenant expressly agrees that Landlord assumes no responsibility of any kind whatsoever with reference to such automobile parking areas or the use thereof by Tenant, its agents, servants, employees, contractors, visitors or licensees. No other method of visitor parking validation may be used, unless expressly approved by Landlord in writing. Landlord shall not charge for parking privileges.

1.3 Exclusive Parking: Tenant shall have six (6) exclusive parking spaces as shown on attached Exhibit “B”.

1.4 Common Areas: Tenant shall have the nonexclusive right, in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, bridgeways, stairs and similar access and serviceways and common areas in and adjacent to the Building, subject to such nondiscriminatory rules and regulations as may from time to time be adopted by Landlord.

Landlord	Landlord	Tenant	Tenant

EXHIBIT "D"
“Rules And Regulations”
THE GARDEN VIEW PROFESSIONAL BUILDING

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purposes other than ingress or egress.

2. No awnings or other projections shall be attached to the outside walls of any building in the Plaza. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than as approved by Landlord. All electric ceiling fixtures hung in office or spaces along the perimeter of any building in the Plaza must either be fluorescent or of a quality, type, design and bulb color approved by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the consent of Landlord.

3. Except as to the signage provisions of Section 36 of the Lease, no sign, advertisement, notice or other lettering shall be exhibited, painted or affixed by any Tenant on any part of the Premises or the Plaza without the prior consent of Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to such Tenant violating this rule. Interior signs or doors and the directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style designed Building Standard by Landlord. The directory tablet will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom. No business card or notifications or the like may be affixed to the directory. Nothing may be placed on the exterior walls or doors other than Landlord's standard lettering.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Plaza shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or the Plaza.

5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be born by Tenant, who or whose servants, employees, contractors, agents, visitors or licensees, shall have caused the same.

6. Except as to the installation of tenant improvements, no Tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Plaza. No boring, cutting or stringing of wires or laying of hard surface or other similar floor coverings shall be permitted, except with the prior consent of Landlord as Landlord may direct, which consent shall not be unreasonably withheld.

7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant except that the prepa-ration of coffee, tea, hot chocolate and similar items for Tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. No Tenant shall cause or permit any unusual or objectionable odors to be produced in the Premises nor to permeate the building or the Plaza.

8. The Premises shall not be used for manufacturing or the storage of merchandise except as such storage may be incidental to the use of the Premises set forth in the lease. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacturer or sale of liquor, narcotics, or tobacco in any form or as a barber or manicure shop, or as an employment bureau. No Tenant shall engage or pay any employees on the Premises except those actually working for such Tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

9. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Plaza or neighborhood buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or any other way. No Tenant shall throw anything out of doors, windows or skylights or down the passageways.

10. No Tenant nor any of Tenant's servants, employees, agents, contractors, visitors or licensees, shall at any time bring or keep upon the Premises, the Building or the Plaza any inflammable, combustible or explosive chemical substances or fluids.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, stairways and toilet rooms, either furnished to, or otherwise procured by such Tenant and in the event of the loss of any keys so furnished, such Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lock key if Land-lord shall deem it necessary to make such change.

Landlord	Landlord	Tenant	Tenant

12. All removals, the carrying in or out of any safes, freight, furniture, or bulky matter of any description or the use of the elevators in the Building and/or the Plaza must take place between the hours of 9:00 to 11:30 a.m. and 1:30 to 4:15 p.m. Monday through Friday (exclusive of holidays). The moving of sofas, other fixtures, equipment or bulky matter of any kind must be made upon previous notice to the manager of the Plaza, in a manner and at times prescribed by him and under his supervision, and the person employed by any Tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Plaza and to exclude from the Plaza all safes, freight or bulky articles which violate any of the Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute weight. If additional expenses are incurred by Landlord by reason of moving of Tenant's safes, other fixtures, equipment or bulky matter of any kind, such expenses shall be borne by Tenant.

13. No Tenant shall purchase janitorial or maintenance or other like services from any company or persons not approved by Landlord, which approval by Landlord shall not be unreasonably withheld.

14. Tenant shall not advertise or conduct business in a manner, which tends to impair the reputation of the Plaza or its desir-ability as a first class office building.

15. Landlord reserves the right to exclude from the Plaza on Mondays through Fridays between the hours of 7:00 p.m. and 7:00 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who have not received clearance as a result of a written request from Tenant or who do not present a pass to the Plaza signed by Landlord. Landlord will furnish passes or, at Landlord's option, clearances, to persons for whom any Tenant requests the same in writing. Each Tenant shall be responsible for all persons for whom he requests passes clearances and shall be liable for damages for any error with regard to the admission to or to the exclusion from the Plaza of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in landlord's opinion, Landlord reserves the right to prevent access to the Plaza during the continuance of the same by closing the doors or otherwise, for the safety of Tenants and the protection of the Plaza and the property in the Plaza.

16. Any persons employed by any Tenant to do janitor work, shall, while in the Plaza and outside of the Premises, be subject to and under the control and direction of the Tenant, and Tenant shall be responsible for all acts of such persons.

17. All doors opening onto public areas shall be kept closed, except when in use for ingress or egress.

18. The requirements of Tenants will be attended to only upon application to the Office of the Plaza. Plaza personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

19. Canvassing, soliciting and peddling in the Plaza are prohibited and each Tenant shall cooperate to prevent the same.

20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord to absorb or prevent any vibrations, noise or annoyance.

21. No electric heaters, air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the consent of the Landlord.

Landlord	Landlord	Tenant	Tenant

EXHIBIT "E"
“Signage”

Tenant shall be allowed signage, at its expense, in seven (7) locations at the property to include the following:

1.	Building directory located at the southeast corner of Building ‘A’.
2.	Building directory located on the north side of Building ‘A’.
3.	Building directory located in the lobby of Building ‘C’ and Tenant’s entrance to its suite.
4.	Customer parking signs on six (6) spaces adjacent to the Premises.
5.	Building signage at N-7 as per attached specifications, not to exceed sixteen (16) square feet.
6.	Building signage at W-1 as per attached specifications, not to exceed thirty-four (34) square feet.

Tenant shall obtain Landlord’s prior written approval of the proposed signage, which approval shall not be unreasonably withheld. Signage shall conform to criteria of all applicable governmental agencies. Tenant shall obtain all necessary approvals of the signage from the City of Encinitas.

Landlord	Landlord	Tenant	Tenant

EXHIBIT "E-1"

EXHIBIT "E-2"

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EXHIBIT "E-3"

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EXHIBIT "E-4"

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EXHIBIT "E-5"

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EXHIBIT "E-6"

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EXHIBIT "E-7"

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EXHIBIT "E-8"

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EXHIBIT "F"
“Estimated Monthly Operating Expenses To Be Paid By Tenant”

Revised September, 2003

FIRST YEAR ESTIMATED OPERATING EXPENSES FOR
THE GARDEN VIEW PROFESSIONAL BUILDING

ITEM	ANNUAL EXPENSES

Property Taxes	$47,560.00
Property Insurance	$5,810.00
Landscape Maintenance	$7,620.00
Trash	$4,455.00
Property Management	$19,200.00
Water and Sewer	$3,130.00
Security and Alarms	$2,400.00
Telephone	$600.00
Pest Control	$900.00
Repairs	$3,000.00
Elevator Maintenance/Elevator Repairs/Elevator Phones	$3,915.00
Lighting	$2,735.00
Cleaning and Maintenance	$4,630.00
Interior Plant Care	$1,500.00
Common Area Electric	$7,030.00
Other Expenses	$1,000.00
Total Annual Expense	$115,485.00
Annual Pro-Rata Share for Tenant - 13.76% (total project area = 31,144 square feet)	$15,891.00

Monthly operating expenses are due at the same time as Base Rent and a late charge of six percent (6%) shall apply to any unpaid amounts not received by Landlord within ten (10) days after such amount shall be due.

The above operating expenses are estimates only and the actual expenses will be higher for subsequent years due to increases in taxes and other items. Landlord shall deliver to Tenant within ninety (90) days after December 31 of each year (starting in 2004) a reasonably detailed statement showing the actual operating expenses incurred during the preceding twelve (12) months. If Tenant’s payments under this section during said preceding twelve (12) month period exceeds Tenant’s share as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against installments of Base Rent and Tenant’s share of operating expenses next falling due. If Tenant’s payments under this paragraph during said preceding twelve (12) month period were less than Tenant’s share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement. Any overpayment during the last year of the term shall be promptly returned to Tenant.

Landlord	Landlord	Tenant	Tenant

EXHIBIT “G”
“Hazardous Materials”

(1) PROHIBITION OF STORAGE: Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, other than those expressly permitted by Landlord and identified below. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises caused or permitted by Tenant (including Hazardous Materials specifically permitted and identified below) results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the premises or any portion of the property surrounding the Premises (the “Adjacent Property”), damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises or the Adjacent Property, and sums paid in settlement of claims, attorney’s fees, consultant fees and expert (fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in the contamination of the Premises, Tenant shall promptly take all actions as condition existing prior to the introduction of any such Hazardous Material to the Premises, provided that Landlord’s approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term affect on the Premises or the Adjacent Property.

(2) TERMINATION OF LEASE: Notwithstanding the provisions of Paragraph (1) above, if (I) any anticipated use of the Premises by Tenant or any proposed assignee or subtenant of Tenant involves generation, storage, use, treatment or disposal of Hazardous Material, (ii) Tenant or the proposed assignee or subtenant has been required by any prior Landlord, lender or governmental authority to take remedial action in connection with hazardous Material contaminating a property if the contamination resulted from such party’s action or use of the property in questions, or (iii) Tenant or the proposed assignee or subtenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of Hazardous Material, Landlord shall have the right to terminate the Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant) and it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting (with respect to any such matter involving a proposed assignee or subtenant).

(3) DEFINITION OF “HAZARDOUS MATERIAL”: As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (I) defined as “hazardous waste”, “extremely hazardous waste” or “restricted hazardous waste” under Section 25115, 25117 or 25122.7 or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substances Account Act), (iii) defined as a “hazardous material”, “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20 (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

(4) INSPECTIONS: Tenant shall deliver to landlord, within fifteen (15) days of receipt, copies of all inspection reports by the Health Department, Fire Department and other governmental agencies which inspected the Premises for compliance with governmental standards concerning health, safety or hazardous waste. Tenant, at Landlord’s request, shall have an environmental inspection performed by an environmental inspector mutually selected by Landlord and Tenant, pursuant to a scope of work mutually agreed by Landlord and Tenant. Tenant shall deliver to landlord a copy of the inspection report within fifteen (15) days from its receipt by Tenant. The cost of the inspection shall be paid by Tenant if the report requires Tenant to take corrective action. Otherwise, Landlord shall pay for the cost of inspection.

(5) NOTICE: Tenant shall give immediate written notice to Landlord of:

(i) Any action, proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to other property;

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(ii) All demands or claims made or threatened by any third party against Tenant or the Property relating to any loss or injury resulting from any Hazardous Substances;

(iii) Any spill, release, discharge or non-routine disposal of Hazardous Substances that occurs with respect to the Property or Tenant’s operations;

(iv) All matters of which Tenant is required to give notice of pursuant to Section 25359.7 of the California Health and Safety code; and

(v) Tenant’s discovery of any occurrence or condition on, under or about the Property or any real property adjoining or in the vicinity of the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law.

Should any spill, release, discharge or non-routine disposal of Hazardous Substances appear to occur, or should Tenant discover any occurrence or condition under or on or about the Property or any part thereof to be subject to possible violation of any environmental law, Tenant’s legal counsel shall be so advised and shall promptly notify Landlord of the existence of an event that the Landlord should investigate. It is agreed that the attorney-client privilege shall not be violated. Nevertheless, Tenant shall give adequate notice to Landlord such that Landlord may conduct its own investigation to protect Landlord’s interest.

Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions affecting the Property initiated in connection with any Environmental Law and have its attorney’s fees in connection therewith paid by Tenant should the Tenant be found to have violated any law or provision of this Lease.

(6) TENANT INDEMNIFICATION: Tenant hereby agrees to indemnify, defend, and hold harmless Landlord, its agents, employees, lenders and ground Landlord, if any, from and against any and all liabilities, loss of rent, damages, penalties, judgments, claims and costs (including reasonable attorneys’ and consultants’ fees and costs), arising out of or resulting from (I) Tenant’s use of the Premises during the Term of the Lease, (ii) any Hazardous Substance that is brought onto the premises by Tenant, or an agent of Tenant, during the Term of the Lease provided, however, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties) or (iii) the violation of any federal, state or local law, ordinance or regulation by Tenant, its agents or employees, occurring or allegedly occurring with respect to the Premises during the Term of the Lease. If appropriate, Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or environment created by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement. Tenant’s obligations shall survive the expiration or termination of this Lease. No termination, cancellation, or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

(7) DEFAULT: Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Exhibit “G” to be observed or performed by Tenant shall constitute a default and breach of this Lease.

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EXHIBIT “H”
“Tenant Information and Management Information”

Tenant’s Name:_____________________________________________________________________________________

Business Type:_____________________________________________________________________________________

Corporation__________________  (Please fill out additional Corporation Section).

Partnership__________________  (Please fill out additional Partnership Section).

Limited Liability Company_____________  (Please fill out additional L.L.C. Section).

Sole Proprietorship__________  (Please fill out additional Sole Proprietorship Section).

Corporate Section:

State of Incorporation:________________________________________________________________________________

President:__________________________________________________________________________________________

Vice President:_______________________________________________________________________________________

Secretary:___________________________________________________________________________________________

Corporate Address:____________________________________________________________________________________

Phone:_____________________________________                                              Fax:__________________________________

E-Mail Address:_______________________________________________________________________________________

Emergency Contact:____________________________________________________________________________________

Nighttime and Weekend Phone:___________________________________________________________________________

Partnership Section:

Type of Partnership: General___________     Limited___________

General Partners:______________________________________________________________________________________

1)__________________________________________________________________________________________________

2)__________________________________________________________________________________________________

Partnership Address:___________________________________________________________________________________

Phone:________________________________________                                   Fax:____________________________________

E-Mail Address:_______________________________________________________________________________________

Emergency Contact:____________________________________________________________________________________

Nighttime and Weekend Phone:___________________________________________________________________________

Limited Liability Company Section:_________________________________________________________________________

Members:

1)__________________________________________________________________________________________________

2)__________________________________________________________________________________________________

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Mailing Address:_____________________________________________________________________________________

Sole Proprietorship Section:

Business Owner:_____________________________________________________________________________________

Home Address:______________________________________________________________________________________

Home Phone:________________________________________________________________________________________

Property Management Contacts:

Commercial Management Consultants, Inc.

1.	For daily maintenance issues:	Lucy Dell	760/632-8500
2.	For billing or financial issues:	Susan Currey	760/727-5794
3.	For lease issues or emergency:	Chuck Currey	760/438-7233

Thank you for your assistance in completing this form.

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Preparer                                                                                                                     Date

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EXHIBIT "I"
“ATM Location”

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